UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                              VOZ MOBILE CLOUD LTD.
             (Exact name of registrant as specified in its charter)

       Washington                                                33-1102968
(State of incorporation                                       (I.R.S. Employer
    or organization)                                         Identification No.)

                             190 Middle Road, #19-05
                                 Fortune Centre
                                Singapore 688979
                             Telephone +65 67958729
          (Address of principal executive offices, including Zip Code)

        Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class                               Name of each exchange on which
to be so registered                               each class is to be registered
-------------------                               ------------------------------
  Not Applicable                                         Not Applicable

If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A. (c), check the following box. [ ]

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange act and is effective pursuant to General Instruction A. (d), check the following box. [X]

Securities Act of registration statement file number to which this form relates:
File no. 333-185523

        Securities to be registered pursuant to Section 12(g) of the Act:

                     Common Stock, $.01 par value per share
                                (Title of Class)

ITEM 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

     The Registrant incorporates herein by reference thereto the description of its shares of common stock, $.01 par value per share ("Common Stock"), set forth under the heading "Description of Securities- Common Stock" contained in the prospectus included in the Registrant's Registration Statement on Form S-1, originally filed with Securities and Exchange Commission ("SEC") under the Securities Act of 1933, as amended (the "Securities Act"), on December 17, 2012, (File No. 333-185523) (the "Registration Statement"), and in the prospectus included in the Registration Statement subsequently filed with the SEC pursuant to Rule 424(b) under the Securities Act, which prospectus shall be deemed incorporated by reference into this registration statement.

ITEM 2. EXHIBITS.

     The following Exhibits are incorporated herein from the Registrant's Registration Statement pursuant to Rule 12b-32 under the Securities Exchange Act of 1934, as amended:

Exhibit No.            Exhibit Description                   Incorporated by Reference From
-----------            -------------------                   ------------------------------
                                                         Form         Exhibit No.      Filing Date
                                                         ----         -----------      -----------
2             Articles and  Certificate  of Merger       S-1             2             12/17/2012
              of  Oro  Plata  Resources,  Inc.,  a
              Nevada  corporation,  into Oro Plata
              Resources,    Inc.,   a   Washington
              corporation,    filed    with    the
              Secretary   of  State  of  State  of
              Washington on April 11, 2005.

3.1(i)        Certificate of  Incorporation of Oro       S-1             3.1(i)         12/17/2012
              Plata Resources, Inc. filed November
              22,  2004,  with  the  Secretary  of
              State of Washington.

3.1(ii)       Articles of Amendment to Certificate       S-1             3.1(ii)        12/17/2012
              of  Incorporation  filed  on June 6,
              2005, with the Secretary of State of
              Washington.

3.1(iii)      Articles of Amendment to Certificate       S-1             3.1(iii)       12/17/2012
              of Incorporation  filed on September
              21,  2011,  with  the  Secretary  of
              State of Washington (name changes).

3.2           By-Laws of Voz Mobile Cloud Ltd.           S-1             3.2            12/17/2012

4.1           Form of Common Stock Certificate           S-1             4.1            12/17/2012


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
Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, on this 8th day of April, 2013.

                                        VOZ MOBILE CLOUD LTD.


                                        By: /s/ Lawrence S.H. Lee
                                            ------------------------------------
                                            Lawrence S.H. Lee
                                            President
                                            (Principal Executive Officer)

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